UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                   Date of Report (Date of Earliest Reported):

                                 AUGUST 30, 2005
                          -----------------------------


                      INTERNATIONAL BUILDERS LIMITED, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     FLORIDA
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


                 0-31881                       65-0704155
        -------------------------- ----------------------------------
         (Commission File Number)   (IRS Employer Identification No.)


         4540 KEARNY VILLA ROAD, SUITE 104, SAN DIEGO, CALIFORNIA 92123
         --------------------------------------------------------------
              (Address of Principle executive offices and zip code)


                                 (858) 541-2571
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                      OCEAN FRESH SEAFOOD MARKETPLACE, INC.

           1445 WAMPANOAG TRAIL, SUITE 202, EAST PROVIDENCE, RI 02915
       -------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e--(c))

ITEM 5.03 Amendments to Articles of Incorporation Bylaws.

On August 9, 2005, The Registrant's Board of Directors voted to increase the total authorized capital stock to 80,000,000 shares, consisting of 75,000,000 shares designated as Class A Common stock at a par value of $.01 per share; and 5,000,000 shares designated as Class B at a par value of $.01 per share.

On August 15, 2005, the Registrant's Board of Directors voted to initiate a 2 for 1 forward split of the Company's Common shares in the form of a stock dividend and will entitle each shareholder of record as of the close of business on August 1, 2005 to receive one additional share of common stock at no par value held on the record date. The 2 for 1 stock split will not charge the shareholder's existing proportionate ownership. The record date for the split will be August 30, 2005, with an anticipated distribution date of September 16, 2005. The Registrant's Common Stock is expected to be quoted on the Other OTCBB Exchange on a post split basis beginning September 19, 2005.



Exhibits.

   None


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 August 30, 2005           International Builders Limited, Inc.
------------------         ------------------------------------
      Date                          (Registrant)


/s/ Jerome Crawford
-------------------------
Jerome Crawford
Chairman and CEO













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